THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

NUMBER
004161

COMMON STOCK
9,964,652

FORME CAPITAL, INC.

Incorporated under The Laws of the State of Delaware

SEE REVERSE FOR CERTAIN DEFINITIONS

[redacted]

CUSIP **346373 40 0**

THIS CERTIFIES that

Winning State International Limited

is the owner of *** Nine Million Nine Hundred Sixty-Four Thousand Six Hundred

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK $.001 PAR VALUE PER SHARE OF FORME CAPITAL, INC.

transferable only on the books of the Corporation in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and facsimile signatures of its duly authorized officers.

Dated: March 27, 2008

FORME CAPITAL, INC. SEAL DELAWARE

RESTRICTED

President

Countersigned [redacted] Empire Stock Transfer Inc. Transfer Agent

By Authorized Officer

CS3-4157